POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of W. Kerry Jackson, Marc A. Chilton, Patrick C. Edwards, and Andrew A. Gerber with full power of substitution and re-substitution, acting individually, as the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes hereafter referred to as an "Attorney-in-Fact"), with full power and authority as hereinafter described on behalf of and in the undersigned's name, place and stead, in any and all capacities to:

(1)	take such actions as may be necessary or appropriate to
enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and other information as may be necessary or appropriate to obtain all necessary credentials (including codes or passwords) enabling filings and submissions on behalf of the undersigned via the EDGAR system, (b) acting as an account administrator for the undersigned's EDGAR account, (c) delegating to Shoe Carnival, Inc. (the "Company") and other appropriate entities authority from the undersigned's EDGAR account, and (d) taking any other actions contemplated by Rule 10 of Regulation S-T;

(2)	prepare, execute and submit to the SEC, the Company, and
any national securities exchange on which the Company's securities are listed, for and on behalf of the undersigned and in the undersigned's capacity as an officer and/or director of the Company, any and all reports (including any amendments thereto) that are required to be filed with such body, or which any Attorney-in-Fact considers advisable to file with such body, including but not limited to Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

(3)	seek or obtain, as the undersigned's representative and
on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third parties to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information;

(4)	do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Form 144, and any amendments thereto, or other required report, and timely file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and

(5)	take any other action of any type whatsoever in
connection with the foregoing that such Attorney-in-Fact reasonably believes may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such disclosure, information, terms and conditions as such Attorney-in-Fact, in such Attorney-in-Fact's sole discretion, deems necessary or advisable.

The undersigned hereby acknowledges that (a) the foregoing Attorneys-in-Fact are serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, each such Attorney-in-Fact to act in the Attorney-in-Fact's discretion on information provided to such Attorney-in-Fact without independent verification of such information; (c) none of the Company, each Attorney-in-Fact, and any law firm of which an Attorney-in-Fact is an employee or member assumes (i) any liability for the undersigned's responsibility to timely comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, (iii) any liability for any action or inaction by an Attorney-in-Fact relating to their service as an account administrator for the undersigned's EDGAR account, or (iv) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (d) this Power of Attorney does not relieve the undersigned from responsibility for compliance with any of the undersigned's beneficial ownership and other reporting obligations under the Exchange Act and the Securities Act.

This Power of Attorney will remain in full force and effect until the undersigned is no longer required to file with the SEC reports or notices with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any Attorney-in-Fact by the undersigned in a signed writing delivered to such Attorney-in-Fact. Notwithstanding the foregoing, if any such Attorney-in-Fact hereafter ceases to be an employee of the Company, then this Power of Attorney will be automatically revoked solely as to such individual, immediately upon such cessation, without any further action by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 10, 2026.

  /s/ James A. Aschleman